UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
August 9, 2011
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
7555 Irvine Center Drive
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 9, 2011, Local.com Corporation (the “Registrant”) entered into Amendment No. 3 (the “Third Amendment”) to the SuperMedia Superpages Advertising Distribution Agreement, dated April 1, 2010, as amended by Amendment No. 1 dated as of September 30, 2010 and Amendment No. 2 dated as of April 4, 2011 (collectively, the “Agreement”), with SuperMedia LLC, a Delaware limited liability company (“SuperMedia”). The Amendment modifies certain compensation structures of the Agreement with respect to PFP Ads distributed by Registrant, settles certain disputed matters under the Agreement, and provides each of Registrant and SuperMedia with certain additional termination rights, among other things.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Exhibit 10.1 is a redacted copy of the Agreement and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1(1)	Amendment No. 3 to SuperMedia Superpages Advertising Distribution Agreement dated August 9, 2011, by and between Registrant and SuperMedia LLC.

(1)	Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: August 15, 2011	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
Exhibit 10.1(1)	Amendment No. 3 to SuperMedia Superpages Advertising Distribution Agreement dated August 9, 2011, by and between the Registrant and SuperMedia LLC.

(1)	Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.